Exhibit 99.1

Sonic Automotive Continues EchoPark Expansion with Land Acquisition in Charlotte, North Carolina

CHARLOTTE, N.C. – September 29, 2020 - Sonic Automotive, Inc. (“Sonic” or the “Company”) (NYSE:SAH), a Fortune 500 Company and one of the nation’s largest automotive retailers, today announced it has purchased approximately four acres of land directly adjacent to the Company’s Charlotte, North Carolina, EchoPark retail hub location. The expanded property will accommodate approximately 400 additional inventory parking spaces, bringing the total inventory capacity at the Charlotte EchoPark retail hub location to approximately 1,000 vehicles.

David Smith, Sonic Automotive’s and EchoPark Automotive’s Chief Executive Officer, commented, “Our continued investment in our Charlotte EchoPark location reflects the increasing customer demand we’re seeing in the metro area and neighboring markets. Our Charlotte retail hub will continue to play a key role as we expand our EchoPark footprint throughout the region with the opening of additional EchoPark delivery and buy centers in the near future, which will enable consumers in new markets to experience the price, quality and convenience the EchoPark brand has to offer.”

“Our Charlotte EchoPark retail hub averages over 500 1-4 year old pre-owned vehicle sales per month,” said Jeff Dyke, President of Sonic Automotive and EchoPark Automotive. “With this type of customer demand and the opening of our first delivery and buy center in Greenville, South Carolina, we knew we had to expand our capacity to support the growing EchoPark brand in the Carolinas. Our Charlotte EchoPark location will supply inventory for sale through our delivery and buy centers in nearby states, which offer our guests a modern e-commerce buying experience at EchoPark.com as part of our growing 140-point nationwide distribution network.”

Located at 3648 East Independence Boulevard, the Charlotte, North Carolina, EchoPark store opened in October 2018, one of the Company’s earliest EchoPark locations, with approximately 1,500 vehicle sales in the second quarter of 2020. Overall, EchoPark saw retail used vehicle sales volume of 13,207 units in the second quarter of 2020 and is on pace to retail over 61,000 pre-owned vehicles in 2020.

Launched in the fall of 2014, EchoPark has been well-received for offering a revolutionary customer experience at its existing locations in California, Colorado, Florida, North Carolina, South Carolina and Texas. The EchoPark business model sells nearly new vehicles at 20-40% below new car price, providing a selection of quality late model, low-mileage vehicles with clean CarFax vehicle history reports.

About EchoPark Automotive

EchoPark Automotive is a growing operating segment within the Company that specializes in pre-owned vehicle sales and provides a unique guest experience unlike traditional used car stores. More information about EchoPark Automotive can be found at www.echopark.com.

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, North Carolina, is one of the nation’s largest automotive retailers. Sonic can be reached on the web at www.sonicautomotive.com.

Forward-Looking Statements

Included herein are forward-looking statements, including statements regarding anticipated future growth in our EchoPark segment and anticipated EchoPark used vehicle retail volume. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risks and uncertainties that could cause actual results or trends to differ materially from management’s views, including, without limitation, economic conditions in the markets in which we operate, new and used vehicle industry sales volume, the success of our operational strategies, the rate and timing of overall economic expansion or contraction, the effect of the COVID-19 pandemic and related government-imposed restrictions on operations, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and other reports and information filed with the Securities and Exchange Commission (the “SEC”). The Company does not undertake any obligation to update forward-looking information, except as required under federal securities laws and the rules and regulations of the SEC.

Company Contacts

Investor Inquiries:
Heath Byrd, Executive Vice President and Chief Financial Officer (704) 566-2400
Danny Wieland, Investor Relations (704) 927-3462
ir@sonicautomotive.com

Press Inquiries:
Danielle DeVoren / Anthony Feldman
212-896-1272 / 347-487-6194
ddevoren@kcsa.com/afeldman@kcsa.com